Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Dynamic Nutra Enterprises Holdings, Inc. for the period ended November 30, 2012, I, Donna Cashwell, Chief Executive Officer and Principal Financial Officer of Dynamic Nutra Enterprises Holdings, Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the period ended November 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended November 30, 2012, fairly presents, in all material respects, the financial condition and results of operations of Dynamic Nutra Enterprises Holdings, Inc.

Date: January 14, 2013

Dynamic Nutra Enterprises Holdings, Inc.

/s/ Donna Cashwell
Name: Donna Cashwell Chief Executive Officer (Duly Authorized Officer, Principal Executive Officer and Principal Financial Officer)